UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2025

DALLASNEWS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Texas	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-8869
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Common Stock, $0.01 par value	DALN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Merger Agreement

On July 9, 2025, DallasNews Corporation, a Texas corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hearst Media West, LLC, a Delaware limited liability company (“Parent”), Destiny Merger Sub, Inc., a Texas corporation and wholly owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Buyer Parties”), and, solely for purposes of certain guaranty provisions set forth in the Merger Agreement, Hearst Communications, Inc., a Delaware corporation and the indirect owner of all of the outstanding equity of each of Parent and Merger Sub (“Hearst Communications”). The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent. The Merger Agreement and the transactions contemplated thereby (including the Merger) were approved by the unanimous vote of the Company’s Board of Directors (the “Board”).

Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the Company’s Series A common stock, par value $0.01 per share (“Series A Common Stock”), and each share of the Company’s Series B common stock, par value $0.01 per share (“Series B Common Stock” and, together with the Series A Common Stock, “Common Stock”), that is outstanding immediately prior to the Effective Time (other than shares of Common Stock (i) held in treasury of the Company, (ii) issued and outstanding and owned by the Company, Parent or Merger Sub, or any direct or indirect wholly owned subsidiary of the Company, Parent or Merger Sub or (iii) held by shareholders who have properly and validly exercised and perfected their statutory rights of dissent and appraisal in respect of such Shares in accordance with, and have otherwise complied with, Subchapter H, Chapter 10 of the Texas Business Organizations Code (“TBOC”)) will be canceled and extinguished and automatically converted into the right to receive cash in the amount equal to $14.00, without interest (the “Merger Consideration”).

The Company, Parent and Merger Sub have made customary representations, warranties and covenants in the Merger Agreement, including, among other things, covenants by the Company, subject to certain exceptions, to conduct its business and operations in the ordinary course during the period between execution of the Merger Agreement and closing of the Merger, and the Company’s covenant, subject to certain exceptions, not to solicit any proposal for an alternative transaction, participate in discussions relating to any proposal for an alternative transaction, furnish non-public information to third parties relating to any proposal for an alternative transaction, publicly approve, endorse or recommend any proposal for an alternative transaction or enter into any contract with respect to an alternative transaction.

The Merger Agreement requires the Company to (i) convene a special meeting of shareholders of the Company (the “Special Meeting”) for purposes of obtaining the Requisite Shareholder Approval (as defined below) of the Merger Agreement and the transactions contemplated thereby (including the Merger), and (ii) prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement with respect to the Special Meeting as promptly as reasonably practicable (and, in any event, not later than 20 business days) after the date of the Merger Agreement, which proxy statement will contain the Board’s recommendation that the Company’s shareholders vote in favor of the approval of the Merger Agreement and the transactions contemplated thereby (including the Merger).

The Merger is subject to customary closing conditions including, among other things, (i) the receipt of the affirmative vote at the Special Meeting of (a) the holders of at least two-thirds of the voting power of all of the shares of Common Stock that are outstanding and entitled to vote on the approval of the Merger Agreement and the transactions contemplated thereby (including the Merger), (b) the holders of at least two-thirds of the shares of Series A Common Stock that are outstanding and entitled to vote on the approval of the Merger Agreement and the transactions contemplated thereby (including the Merger), voting separately as a class, and (c) the holders of at least two-thirds of the shares of Series B Common Stock that are outstanding and entitled to vote on the approval of the Merger Agreement and the transactions contemplated thereby (including the Merger), voting separately as a class (collectively, the “Requisite Shareholder Approval”), (ii) the absence of any law or governmental order that prevents, restrains, enjoins, prohibits or makes illegal the consummation of the Merger, (iii) subject to certain exceptions, the accuracy of the representations and warranties made by the parties, (iv) the performance or compliance in all material respects by each party with its respective covenants under the Merger Agreement, and (v) the absence of a continuing material adverse effect on the Company. The Merger is also subject to a closing condition that the Company has Net Cash (as defined in the Merger Agreement) of not less than $20,000,000 as of the Effective Time.

The Merger Agreement may be terminated under certain circumstances, including: (i) by mutual written agreement of Parent and the Company; (ii) by either party (a) if the Effective Time has not occurred by January 9, 2026 (the “Termination Date”), (b) upon a failure of the Company to obtain the Requisite Shareholder Approval or (c) if any law enacted after the date of the Merger Agreement or final and nonappealable governmental order has the effect of preventing, restraining, enjoining, prohibiting or making illegal the consummation of the transactions contemplated by the Merger Agreement; (iii) by the Company if (a) prior to the Company obtaining the Requisite Shareholder Approval, the Board authorizes the Company to enter into an alternative acquisition agreement with respect to a superior third-party proposal in accordance with the terms of the Merger Agreement and, concurrently with the termination of the Merger Agreement, the Company pays to Parent a termination fee of $3,000,000 (the “Termination Fee”) and enters into such alternative acquisition agreement or (b) Parent or Merger Sub breaches or fails to perform or comply with its respective representations, warranties, covenants or agreements under the Merger Agreement, the breach or failure results in Parent or Merger Sub being unable to satisfy certain closing conditions, and Parent fails to cure the breach or failure by the earlier of (1) 30 days after written notice and (2) the Termination Date; or (iv) by Parent if (a) (1) the Board withdraws, modifies, qualifies or changes its recommendation to shareholders to vote in favor of the approval of the Merger Agreement (a “Board Recommendation Change”), or (2) the Company or any subsidiary thereof enters into an alternative acquisition agreement with a third party, or (b) the Company breaches or fails to perform or comply with its representations, warranties, covenants or agreements under the Merger Agreement, the breach or failure results in the Company being unable to satisfy certain closing conditions, and the Company fails to cure the breach or failure by the earlier of (x) 30 days after written notice and (y) the Termination Date.

Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay to Parent the Termination Fee. Specifically, the Termination Fee will be payable by the Company to Parent if the Merger Agreement is terminated:

•

by the Company (x) as described in clause (iii)(a) of the preceding paragraph or (y) as described in clause (ii)(b) of the preceding paragraph at a time when Parent would have been able to terminate the Merger Agreement pursuant to clause (iv)(a) of the preceding paragraph;

•	by Parent as described in clause (iv)(a) of the preceding paragraph; or

•

by either Parent or the Company as described in clause (ii)(a) or clause (ii)(b) of the preceding paragraph, or by Parent as described in clause (iv)(b) of the preceding paragraph, and (x) a proposal for an alternative transaction pursuant to which a third party would acquire at least 50% of the Company’s voting power or assets has been publicly made (or in certain circumstances, communicated to the Board) following the date of the Merger Agreement (and in certain circumstances, not withdrawn) (A) prior to the Special Meeting, in the case of a termination as described in clause (ii)(b) of the preceding paragraph, or (B) prior to the termination of the Merger Agreement, in the case of a termination as described in clause (ii)(a) or clause (iv)(b) of the preceding paragraph, and (y) at any time on or prior to the 12-month anniversary of the termination of the Merger Agreement, the Company completes or enters into a definitive agreement to complete an alternative transaction.

Hearst Communications has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, the full and punctual payment and performance of all obligations, liabilities, covenants and agreements required to be observed and performed or paid or reimbursed by Parent and Merger Sub under the Merger Agreement, including with respect to the payment of Merger Consideration.

If the Merger is consummated, the Series A Common Stock will be delisted from The Nasdaq Stock Market and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Merger Agreement and the foregoing description thereof have been included to provide investors with information regarding its terms. The Merger Agreement is not intended to provide any other factual information about the Company, Parent or any of their respective subsidiaries or affiliates or to modify or supplement any factual disclosures about the Company included in its public reports filed with the SEC. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement, instead of establishing these matters as facts, and may be subject to standards of materiality that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Voting Agreement

On July 9, 2025, concurrent with the execution of the Merger Agreement and as a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent entered into a Voting and Support Agreement (the “Voting Agreement”) with Robert W. Decherd and certain of his affiliates (each, a “Supporting Shareholder” and, collectively, the “Supporting Shareholders”) with respect to the shares of Common Stock owned of record or beneficially by each Supporting Shareholder (collectively, the “Subject Shares”), representing in the aggregate approximately 1.6% of the outstanding shares of Series A Common Stock, approximately 96.2% of the outstanding shares of Series B Common Stock and approximately 55.0% of the aggregate voting power of the Common Stock as of the date of Merger Agreement.

The Supporting Shareholders have agreed to vote all of their Subject Shares:

•	in favor of, among other things, the approval of the Merger Agreement, the transactions contemplated thereby (including the Merger) and all agreements and actions related thereto; and

•

against, among other things, any proposal for an alternative transaction, any alternative acquisition agreement, and any action, proposal, transaction or agreement that would reasonably be expected to prevent, delay or otherwise adversely affect the consummation of the transactions contemplated by the Merger Agreement (including the Merger), result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of the Supporting Shareholders under the Voting Agreement, or result in certain closing conditions under the Merger Agreement not being fully satisfied.

In addition, each Supporting Shareholder has agreed not to take certain actions, including (i) soliciting any proposal for an alternative transaction, subject to certain exceptions, (ii) transferring or (with respect to shares of Series B Common Stock) converting any Subject Shares, subject to certain exceptions, or (iii) granting any proxies or powers of attorney inconsistent with such Supporting Shareholder’s obligations under the Voting Agreement.

The Voting Agreement will terminate upon the earliest to occur of (i) the Effective Time, (ii) the date of certain material amendments to the Merger Agreement or waivers with respect to the Company’s rights under the Merger Agreement, (iii) the written agreement of Parent and each Supporting Shareholder to terminate the Voting Agreement, (iv) the valid termination of the Merger Agreement in accordance with its terms, (v) receipt by the Company of the Requisite Shareholder Approval, (vi) a Board Recommendation Change and (vii) a material breach of the Voting Agreement by Parent that remains uncured on the earlier of (a) 30 days following written notice from the Supporting Shareholders to Parent of such breach and (b) five days before the then-scheduled date of the Special Meeting.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transaction Bonus Agreements

On July 9, 2025, concurrent with the execution of the Merger Agreement, the Company entered into transaction bonus agreements (each, a “Transaction Bonus Agreement” and, together, the “Transaction Bonus Agreements”) with Grant S. Moise, the Company’s Chief Executive Officer, the Publisher and President of The Dallas Morning News and a member of the Board, and Mary Kathryn Murray, the Company’s President (each, an “Executive” and, together, the “Executives”). The Transaction Bonus Agreements provide for the Company to pay cash bonuses of $1,650,000 to Mr. Moise and $850,000 to Ms. Murray (each, a “Transaction Bonus”), in each case, payable in a lump sum at the Effective Time, contingent upon the applicable Executive remaining employed by the Company immediately prior to the Effective Time, except as otherwise provided therein. In the event the Executive’s employment is terminated prior to the Effective Time (i) by the Company without cause, (ii) by such Executive for good reason or (iii) due to such Executive’s death or disability, the Transaction Bonus Agreements provide for the Company to pay the Transaction Bonus to such Executive (or such Executive’s estate or legal guardian, if applicable), provided that within 21 days of such termination, such Executive (or such Executive’s estate or legal guardian, if applicable) timely signs, returns and does not revoke a form of release agreement.

The foregoing description of the Transaction Bonus Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Bonus Agreements for Mr. Moise and Ms. Murray, copies of which are filed as Exhibits 10.2 and 10.3, respectively, hereto and are incorporated herein by reference.

Amended and Restated Retention Bonus Letters

On July 9, 2025, concurrent with the execution of the Merger Agreement, the Company entered into amended and restated retention bonus letters with each Executive (each, a “Retention Bonus Letter” and, together, the “Retention Bonus Letters”), which Retention Bonus Letters amend and restate in their entirety the retention bonus letters entered into with each Executive on May 12, 2022.

The Retention Bonus Letters provide for the payment of retention bonuses of $1,000,000 to Mr. Moise and $670,000 to Ms. Murray, as applicable, in the event a change in control of the Company occurs and such Executive is still employed by the Company or its successor 180 days following the closing date of such change in control. In the event the Executive’s employment is terminated by the Company without cause or by such Executive for good reason before the 180th day following the closing date of a change in control of the Company, the Retention Bonus Letters provide for a lump sum payment of $1,500,000 to Mr. Moise and $1,000,000 to Ms. Murray, as applicable, provided that he or she signs a release of claims within 30 days of the termination of employment and does not revoke such release.

In the event the Executive’s employment is terminated by the Company without cause or by such Executive for any reason on or after the 180th day following the closing date of a change in control of the Company and prior to the 18-month anniversary of the closing date of such change in control, the Retention Bonus Letters provide for a lump sum payment of $500,000 to Mr. Moise and $330,000 to Ms. Murray, provided that he or she signs a release of claims within 30 days of the termination of employment and does not revoke such release.

In addition, in the event the Executive’s employment is terminated by the Company without cause or by such Executive for good reason during the period beginning on the closing date of a change in control of the Company and ending on the 18-month anniversary of the closing date of such change in control (such period, the “Change in Control Period”), or by such Executive for any reason during the period beginning on the 180th day after the closing date of such change in control and ending on the 18-month anniversary of the closing date of such change in control, and provided that the release of claims described above is effective, the Retention Bonus Letters provide for a lump-sum cash payment (less applicable withholdings and deductions) to such Executive in an amount equal to 22 times the monthly COBRA premiums in effect under the DallasNews Corporation Health Care and Welfare Benefit Plan or its successor (the “Company Health Plan”). The Retention Bonus Letters also provide for the acceleration of outstanding equity awards and long-term cash-based incentives (in the amount of $606,375 for Mr. Moise and $270,000 for Ms. Murray) upon the closing of a change in control of the Company.

In the event the Executive’s employment is terminated without cause at any time other than during the Change in Control Period, the Retention Bonus Letters provide for such Executive to receive severance benefits in accordance with the Company’s Amended and Restated Company Severance Plan, effective as of January 1, 2023, as amended (the “Company Severance Plan”), provided that, regardless of such Executive’s years of service, such Executive shall receive at least 52 weeks of base salary and target bonus for the year in which the termination occurs and 12 times the monthly COBRA premium, payable in accordance with the terms of the Company Severance Plan, including the requirement that such Executive sign a release of claims in the form provided by the Company at the time of such Executive’s termination.

The foregoing description of the Retention Bonus Letters does not purport to be complete and is qualified in its entirety by reference to the full text of the Retention Bonus Letters for Mr. Moise and Ms. Murray, copies of which are filed as Exhibits 10.4 and 10.5, respectively, hereto and are incorporated herein by reference.

Acceleration of Incentive Compensation Plan Bonus

In connection with the Merger Agreement, the Board and the Compensation Committee of the Board approved the acceleration of payment of the cash bonus owed to each of Mr. Moise and Ms. Murray under the Company’s Amended and Restated Incentive Compensation Plan (the “Incentive Compensation Plan”) such that the bonuses ($495,000 for Mr. Moise and $222,500 for Ms. Murray) will be paid at the Effective Time.

Collins Severance Letter

On July 9, 2025, concurrent with the execution of the Merger Agreement, the Company entered into a change in control severance letter with Catherine G. Collins, the Company’s Chief Financial Officer (the “Collins Severance Letter”). Pursuant to the Collins Severance Letter, in the event Ms. Collins’ employment is terminated by the Company without cause or by Ms. Collins for good reason within the Change in Control Period, Ms. Collins will be entitled to a lump-sum cash payment equal to 12 months of her base compensation, less applicable withholdings and deductions, provided that she signs a release of claims within 30 days of the termination of employment and does not revoke such release. Upon a change in control of the Company, the cash bonus owed to Ms. Collins under the Incentive Compensation Plan for 2025, in the amount of $30,000, will be paid within 60 days of the closing of such change in control in accordance with the terms of the Incentive Compensation Plan.

In addition, in the event Ms. Collins’ employment is terminated by the Company without cause or by Ms. Collins for good reason during the Change in Control Period and Ms. Collins timely elects to continue coverage under the Company Health Plan, and provided that the release of claims described above is effective, the Collins Severance Letter provides for the Company to pay 100% of Ms. Collins’ monthly premium payments for such coverage until the earlier of (i) the date that is 12 months following such termination and (ii) the date Ms. Collins’ COBRA coverage ends for any reason (other than for failure to pay such premiums). The Collins Severance Letter also provides for the acceleration of Ms. Collins’ outstanding equity awards and long-term cash-based incentives if her employment is terminated within the Change in Control Period by the Company without cause or by Ms. Collins for good reason.

In the event Ms. Collins’ employment is terminated by the Company without cause at any time other than during the Change in Control Period, the Collins Severance Letter provides for Ms. Collins to receive severance benefits in accordance with the Company Severance Plan, payable in accordance with the terms thereof, including the requirement that she sign a release of claims in the form provided by the Company at the time of her termination.

The foregoing description of the Collins Severance Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Collins Severance Letter, a copy of which is filed as Exhibit 10.6 hereto and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 9, 2025, in connection with certain recent changes to the TBOC, the Board approved the amendment and restatement of the Company’s bylaws (as amended and restated, the “Second Amended and Restated Bylaws”), effective as of such date.

The Second Amended and Restated Bylaws, in addition to other ministerial changes:

•

provide that unless the Company consents to an alternative forum, the Business Court in the First Business Court Division of the State of Texas (the “Business Court”) or, if the Business Court determines that it lacks jurisdiction, the United States District Court for the Northern District of Texas, Dallas Division, shall be the sole and exclusive forum for internal entity claims (as defined in the TBOC) and any other action or proceeding in which the Business Court of the State of Texas has jurisdiction, whereas the Company’s bylaws had previously provided that the sole and exclusive forum for such claims shall be the District Court of Dallas County, Texas, or if such court lacked jurisdiction, the United States District Court for the Northern District of Texas, Dallas Division;

•	include a waiver of jury trial for internal entity claims; and

•

include an affirmative election to be governed by Section 21.419 of the TBOC and establish a minimum ownership threshold for a shareholder or group of shareholders to initiate or maintain a derivative proceeding of three percent of the Company’s issued and outstanding Common Stock at the time such derivative proceeding is instituted.

The foregoing description of the Second Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01.	Other Events

On July 10, 2025, the Company and Hearst issued a joint press release announcing the execution of the Merger Agreement, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements are based on current expectations, estimates and projections about, among other things, the industry and markets in which the Company operates and the transactions described in this Current Report on Form 8-K. Words such as “anticipate,” “assume,” “believe,” “can,” “could,” “estimate,” “forecast,” “intend,” “expect,” “may,” “project,” “plan,” “seek,” “should,” “target,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those set forth in forward-looking statements. While the Company’s management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond the control of the Company’s management. These risks include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (ii) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Merger Agreement; (iii) the inability to complete the Merger due to the failure to obtain the Requisite Shareholder Approval or the failure to satisfy other conditions to completion of the Merger; (iv) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; (v) the impact, if any, of the announcement or pendency of the Merger on the Company’s relationships with customers or other commercial partners; (vi) the amount of the costs, fees, expenses and charges related to the Merger; and (vii) other risks described in the Company’s public disclosures and filings with the SEC. All forward-looking statements speak only as of the date of this Current Report on Form 8-K or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Current Report on Form 8-K.

Additional Information and Where to Find It

This Current Report on Form 8-K is being filed in connection with the proposed merger transaction involving the Company and the Buyer Parties. In connection with the proposed transaction, the Company will file a proxy statement with the SEC. This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or with respect to the proposed transaction. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed to the Company’s shareholders. In addition, when available, the proxy statement and the documents incorporated therein by reference will be available free of charge at the SEC’s website, www.sec.gov. When available, the proxy statement and the documents incorporated therein by reference also may be obtained for free at the Company’s website, dallasnewscorporation.com, or by contacting the Company at (214) 977-8869.

Participants in the Solicitation

The Company and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is included in its proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on March 26, 2025, and will be included in the proxy statement relating to the proposed transaction, when it becomes available.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of July 9, 2025, by and among DallasNews Corporation, Hearst Media West, LLC, Destiny Merger Sub, Inc., and, solely for purposes of certain guaranty provisions set forth therein, Hearst Communications, Inc.

3.1	Second Amended and Restated Bylaws of DallasNews Corporation

10.1*	Voting and Support Agreement, dated as of July 9, 2025, by and between Hearst Media West, LLC and the shareholders of DallasNews Corporation named on the signature page thereto

10.2	Transaction Bonus Agreement, dated as of July 9, 2025, by and between DallasNews Corporation and Grant S. Moise

10.3	Transaction Bonus Agreement, dated as of July 9, 2025, by and between DallasNews Corporation and Mary Kathryn Murray

10.4	Amended and Restated Retention Bonus Letter, dated as of July 9, 2025, by and between DallasNews Corporation and Grant S. Moise

10.5	Amended and Restated Retention Bonus Letter, dated as of July 9, 2025, by and between DallasNews Corporation and Mary Kathryn Murray

10.6	Change in Control Severance Letter, dated as of July 9, 2025, by and between DallasNews Corporation and Catherine G. Collins

99.1	Joint Press Release, dated as of July 10, 2025, issued by DallasNews Corporation and Hearst

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules have been omitted pursuant to Item 601(a)(5) and Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 10, 2025	DALLASNEWS CORPORATION

By: /s/ Katy Murray
Katy Murray
President